SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 10, 2004

Date of Report (Date of earliest event reported)

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Kansas	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas 66612

(Address of principal executive offices)

(785) 575-6300

(Registrant’s telephone number, including area code)

WESTAR ENERGY, INC.

Item 5.	Other Events

On June 17, 2004, we announced that we recently completed more than $600 million of debt refinancing transactions. On June 10, 2004, we issued Pollution Control Bonds to refinance $58.3 million of our 6% Pollution Control Bonds due 2033 and our wholly-owned subsidiary, Kansas Gas and Electric Company, issued Pollution Control Bonds to refinance $327.5 million of its 7% Pollution Control Bonds due 2031.

Additionally, on June 17, 2004, we issued $250 million of 6.0% First Mortgage Bonds due 2014. We intend to use the proceeds from the First Mortgage Bond offering to retire $100 million principal amount of our 7.65% First Mortgage Bonds due 2023 and $125 million principal amount of our 8.5% First Mortgage Bonds due 2022. The remainder of the proceeds from the First Mortgage Bond offering will be used for general corporate purposes.

Item 7.	Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 – Press Release dated June 17, 2004.

The information contained in this report is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We disclaim any current intention to revise or update the information contained in this report, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Westar Energy, Inc.

Date: June 17, 2004	By	/s/ LARRY D. IRICK
Larry D. Irick, Vice President, General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated June 17, 2004